Exhibit 10.1

AMENDMENT NO. 2
TO
EMPLOYMENT AGREEMENT

AMENDMENT, dated August 13, 2015 (“Amendment”), made to the Employment Agreement dated as of September 8, 2009, as amended by Amendment No. 1 thereto effective as of May 11, 2012 (as amended, the “Employment Agreement”), by and between Wyndham Worldwide Corporation, a Delaware corporation (the “Company”), and Thomas Conforti (the “Executive”).
WHEREAS, the Company and the Executive have previously entered into the Employment Agreement and desire to amend the Employment Agreement to extend the employment term for a three year period, as set forth below.
NOW, THEREFORE, effective as of the date first written above, the Employment Agreement is hereby amended as follows:
1.The first sentence of Section II of the Employment Agreement is hereby amended in its entirety and replaced with the following:
The period of the Executive’s employment under this Agreement (the “Period of Employment”) shall begin on September 8, 2009 (the “Effective Date”), and shall end on September 8, 2018, subject to earlier termination as provided in this Agreement.
2.    From and after the date hereof, all references to the Employment Agreement shall mean the Employment Agreement as amended hereby. Except as expressly amended hereby, the Employment Agreement shall remain in full force and effect, and is hereby ratified and confirmed.
IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 13th day of August 2015.

EXECUTIVE

/s/ Thomas Conforti
Thomas Conforti

WYNDHAM WORLDWIDE CORPORATION

By: /s/ Mary Falvey
Name: Mary Falvey
Title: Executive Vice President